Exhibit 99.1

NEWS RELEASE

CONTACTS:	Investors:
Lisa DeFrancesco
(862) 261-7152

Media:
Charlie Mayr
(862) 261-8030

David Belian
(862) 261-8141

Actavis Announces Departure of G. Frederick Wilkinson, President, Actavis Global R&D

DUBLIN, IRELAND – April 21, 2014 – Actavis plc (NYSE: ACT) today announced that G. Frederick Wilkinson, President, Actavis Global R&D, will leave the Company effective April 25, 2014. The Company noted that Mr. Wilkinson has accepted the position of President and Chief Executive Officer at Impax Laboratories, Inc. (NASDAQ: IPXL).

“Over the past five years, Fred has played an essential role in our evolution from a primarily generics company to a leading specialty pharmaceutical company,” said Paul M. Bisaro, Chairman and CEO of Actavis. “He was instrumental in the successful launch of Rapaflo® and Gelnique®, revitalized the brand oral contraceptive category with the innovative launch of Generess® Fe, and has broadly expanded the nascent brand development pipeline he inherited in 2009 both organically and through M&A activities. He was also instrumental in establishing our biosimilar strategy, which today includes five products in development, including four under the Amgen/Actavis collaboration.

“Throughout our evolution to brand leadership, he has played a critical role in the acquisitions of Uteron Pharma SA, which enhanced our product pipeline; as well as the Warner Chilcott plc acquisition last year and the proposed acquisition of Forest Laboratories, Inc. Although we regret his departure, Fred’s colleagues and I recognize the substantial opportunity that has been presented to him, and we wish him continued success in his new role. It is with great respect that I note that Fred’s counsel will be missed.”

Mr. Wilkinson was appointed President, Global R&D on January of 2014. He joined then Watson as Executive Vice President, Global Brands in September 2009 and was appointed President of Global Specialty Brands in January, 2013.

Actavis Global R&D will report to Robert Stewart, President, Actavis Global Operations.

About Actavis

Actavis plc (NYSE: ACT) is a global, integrated specialty pharmaceutical company focused on developing, manufacturing and distributing generic, brand and biosimilar products. Actavis has global headquarters in Dublin, Ireland and U.S. administrative headquarters in Parsippany, New Jersey, USA.

Actavis develops and manufactures generic, brand, branded generic, legacy brands and Over-the-Counter (OTC) pharmaceutical products and has commercial operations in approximately 60 countries. The Company’s North American branded pharmaceuticals business is focused principally in the Women’s Health, Urology, Gastroenterology and Dermatology therapeutic categories with a strong pipeline of products in various stages of development. Actavis also has a portfolio of five biosimilar products in development in Women’s Health and Oncology. Actavis Global Operations has more than 30 manufacturing and distribution facilities around the world, and includes Anda, Inc., a U.S. pharmaceutical product distributor.

For press release and other company information, visit Actavis’ Web site at http://www.actavis.com.

Forward Looking Statement

Statements contained in this press release that refer to Actavis’ estimated or anticipated future results or other non-historical facts are forward-looking statements that reflect Actavis’ current perspective of existing trends and information as of the date of this release. It is important to note that Actavis’ goals and expectations are not predictions of actual performance. Actual results may differ materially from Actavis’ current expectations depending upon a number of factors affecting Actavis’ business, These factors include such risks and uncertainties detailed in Actavis’ periodic public filings with the Securities and Exchange Commission, including but not limited to Actavis’ Annual Report on form 10-K for the year ended December 31, 2013. Except as expressly required by law, Actavis disclaims any intent or obligation to update these forward-looking statements.